                                                                  Exhibit 10.4.1

                                  AMENDMENT TO
                                SMARTERKIDS.COM
                       1999 EMPLOYEE STOCK PURCHASE PLAN


     Reference is hereby made to a certain 1999 Employee Stock Purchase Plan, as amended, (the "ESPP") of SmarterKids.com, Inc., a Delaware corporation (the "Company").

     WHEREAS, the Board of Directors of the Company have determined that it is in the best interest of the Company and the Stockholders to amend the ESPP, and do hereby amend such ESPP as follows, in accordance with the provisions of
Article 15 thereto;

     NOW THEREFORE,

     1. Article 3 of the ESPP is hereby amended by deleting the Article in its entirety and replacing it with the following:

     All employees of the Company or any of its participating subsidiaries whose customary employment with the Company is more than 20 hours per week and for more than five months in any calendar year and who have completed at least one
(1) day of employment, shall be eligible to receive options under the Plan to purchase common stock of the Company, and all eligible employees shall have the same rights and privileges hereunder. Persons who are eligible employees on the first business day of any Payment Period (as defined in Article 5) shall receive their options as of such day. Persons who become eligible employees after any date on which options are granted under the Plan shall be granted options on the first day of the next succeeding Payment Period on which options are granted to eligible employees under the Plan. In no event, however, may an employee be granted an option if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation, as the terms "parent corporation" and "subsidiary corporation" are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of
Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

     2. Article 5 of the ESPP is hereby amended by deleting the First two paragraphs in such Article in their entirety and replacing them with the following:

     Payment Periods shall consist of the six-month periods commencing on March 1 and September 1, and ending on August 31 and February 28 of each calendar year.

     On the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, a maximum of 2,000 shares, on condition that such employee remains eligible to participate in the Plan throughout the remainder of such Payment Period. The participant shall be entitled to exercise the option so granted only to the extent of the participant's accumulated payroll deductions on the last day of such Payment Period. If the participant's accumulated payroll deductions on the last day of the Payment Period would enable the participant to purchase more than 2,000 shares except for the 2,000 are limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 2,000 shares shall be promptly refunded to the participant by the Company, without interest. The Option Price per share for each Payment Period shall be the lesser of (i) 85% of the average market price of the Common Stock on the first business day of the Payment Period and (ii) 85% of the average market price of the Common Stock on the last business day of the Payment Period, in either event rounded up to the nearest cent. The foregoing limitation on the number of shares subject to option and the Option Price shall be subject to adjustment as provided in Article 12.


                [THE REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

   The undersigned hereby states that the ESPP is so modified and amended to reflect the changes enumerated herein, as of the date above first written.

                             SMARTERKIDS.COM, INC.


                             By: /s/ David Blohm
                                 -------------------------------
                             Name: David Blohm
                             Title: President and Chief Executive Officer